                                                                   Exhibit 10.55

SILICON VALLEY BANK

                           AMENDMENT TO LOAN DOCUMENTS

BORROWER:  PROXIM CORPORATION
DATE:      OCTOBER 31, 2003

            THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank ("Bank") and the borrower named above ("Borrower"), with reference to the following facts:

            Bank and the Borrower are parties to the following: the Loan and Security Agreement between them, dated December 27, 2002 (the "Loan Agreement"), the Accounts Receivable Financing Agreement dated June 13, 2003 (the "Accounts Agreement"), and the documents, instruments and agreements relating thereto (with the Loan Agreement, the Accounts Agreement, collectively, the "Loan Documents"). (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Accounts Agreement.)

            The parties agree as follows:

            1. AMENDED OVERADVANCE AGREEMENT. The existing Overadvance LC Rider to the Accounts Agreement is hereby amended in its entirety, effective on the date hereof, to read as set forth in the Amended Overadvance LC Rider attached hereto, and the same is hereby made a part of the Accounts Agreement.

            2. LIMITED WAIVER. Silicon waives compliance by the Borrower with the financial covenant set forth in Section 6.2(O)(1) of the Accounts Agreement through September 30, 2003. This waiver does not constitute a waiver of the Borrower's obligation to meet said covenant (as modified herein) after September 20, 2003, nor does it constitute a waiver of any other term or provision of the Accounts Agreement or any related document, nor an agreement to waiver in the future this covenant or any of other term or provision of the Accounts Agreement or any related document.

            3. MODIFICATION TO FINANCIAL COVENANT. Section 6.2(O)(1) of the Accounts Agreement, which presently reads as follows:

                  "(1) Borrower shall, at all times maintain Cash and Cash Equivalents with Bank and Bank's affiliates in an amount nor less than $8,000,000; provided that a failure to do so shall not constitute an Event of Default hereunder if, at all times that Borrower fails to meet said covenant Borrower has a Quick Ratio of at least 5.0 to 1. If at any time Borrower fails to have Cash and

                  Cash Equivalents with Bank and Bank's affiliates in an amount not less than $8,000,000 and fails to have a Quick Ratio of at least 5.0 to 1, the same shall constitute an Event of Default hereunder."

is amended to read as follows, effective October 1, 2003:

                  "(1) Borrower shall, at all times maintain Cash and Cash Equivalents with Bank and Bank's affiliates in an amount nor less than $4,000,000; provided that a failure to do so shall not constitute an Event of Default hereunder if, at all times that Borrower fails to meet said covenant Borrower has a Quick Ratio of at least 5.0 to 1. If at any time Borrower fails to have Cash and Cash Equivalents with Bank and Bank's affiliates in an amount not less than $8,000,000 and fails to have a Quick Ratio of at least 5.0 to 1, the same shall constitute an Event of Default hereunder."

      4. MODIFICATION TO NEGATIVE COVENANTS.

            (a) Section 6.3 of the Accounts Agreement, which presently reads as follows:

                  "6.3 Negative Covenants. Borrower will not do any of the following without the Bank's prior written consent:

                  "(A) Assign, transfer, sell or grant, or permit any lien or security interest in the Collateral.

                  "(B) Convey, sell, lease, transfer or otherwise dispose of the Collateral.

                  "(C) Create, incur, assume or be liable for any indebtedness.

                  "(D) Become and `Investment company' or a company controlled by and `Investment company,' under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Labor Standards Act or violate any other law or regulation, or permit any of its subsidiaries to do so."

is amended to read as follows, effective June 13, 2003:

                  "6.3 Negative Covenants. Borrower will not do any of the following without the Bank's prior written consent:

                  "(A) Permit any lien or security interest in the Collateral except for Permitted Liens (as such term is defined on Exhibit 1 hereto).

                  "(B) Convey, sell, lease, transfer or otherwise dispose of the Collateral except for Permitted Transfers (as such term is defined on Exhibit 1 hereto).

                  "(C) Create, incur, assume or be liable for any indebtedness except for Permitted Indebtedness (as such term is defined on Exhibit 1 hereto).

                  "(D) Become and `Investment company' or a company controlled by and `Investment company,' under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Labor Standards Act or violate any other law or regulation, or permit any of its subsidiaries to do so."

               (b) Exhibit 1 hereto is hereby added to the Accounts Agreement as
Exhibit 1 thereto.

            5. LITIGATION. Borrower has advised Silicon that it is a party to that certain lawsuit, entitled "Symbol Technologies, Inc. v. Proxim Incorporated:: (U>S> District Court for the District of Delaware, Case No. 01-801-SLR) (with any related cases, the "Litigation"). Borrower shall, and shall cause its attorneys to, keep Silicon and its attorneys advised as to all material developments in the Litigation forthwith upon the occurrence thereof. Without limiting any of the Events of Default in the Loan Documents, any of the following shall constitute and Event of Default under the Loan Agreement, the Accounts Agreement and the other Loan Documents, upon Silicon giving Borrower written notice that it has elected to declare an Event of Default based on the same which shall be a matter of Silicon's sold discretion): (i) any judgment shall be entered against Borrower in the Litigation; (ii) any restraining order or injunctions shall be issued against Borrower in the Litigation; or (iii) a material adverse development in the Litigation occurs; or (iv) Borrower shall breach the covenant herein to keep, and to cause its attorneys to keep, Silicon and its attorneys advised as to all material developments in the Litigation forthwith upon the occurrence thereof.

            6. WARBURG PINCUS AGREEMENT. Borrower represents and warrants that it has entered into an Amended and Restated Securities Purchase Agreement dated October 21, 2003 with the parties to the original Securities Purchase Agreement dated as of July 22, 2003 among Borrower and the purchasers named therein (the "Original Securities Purchase Agreement"), which Amended and Restated Securities

Purchase Agreement provides for an additional $10 million in loans to the Borrower, in addition to the $30 million in loans previously made to the Borrower, and Borrower has provided Silicon with a true and correct copy of the same.

            7. FEE. In consideration for Bank entering into the Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $10,000, which is fully earned on the date hereof, is non-refundable and is in addition to all interest and other fees and charges payable to Silicon. Silicon is authorized to charge said fee to Borrower's loan account or to any of Borrower's deposit accounts.

            8. REPRESENTATIONS TRUE. Borrower represents and warrants to Bank that all representations and warranties set forth in the Accounts Agreement, as amended hereby, and the other Loan Documents (other than the Loan Agreement, the representations in which were replaced by those in the Accounts Agreement) are true and correct.

            9. GENERAL PROVISIONS. This Amendment, the Accounts Agreement, any prior written amendments to the Accounts Agreement signed by Bank and Borrower, and the Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Accounts Agreement, and all other documents and agreements between Bank and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:                              BANK:

PROXIM CORPORATION                     SILICON VALLEY BANK

BY   /s/ David L. Thompson             BY   /s/ Maria Fischer Leaf
  -------------------------------      ---------------------------
  PRESIDENT OR VICE PRESIDENT          SENIOR VICE PRESIDENT

BY   /s/ Richard J. Tallman
  -------------------------------
  SECRETARY OR ASS'T SECRETARY



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                                     CONSENT

            Each of the undersigned acknowledges that its consent to the foregoing Agreement is not required, but, the undersigned nevertheless does hereby consent to the foregoing Agreement and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Continuing Guaranty of the undersigned, all of which are hereby ratified and affirmed.

PROXIM WIRELESS NETWORKS, INC.                    WIRELESSHOME CORPORATION

By /s/    David L. Thompson                       By /s/    David L. Thompson
-----------------------------------               ------------------------------
Name   David L. Thompson                          Name   David L. Thompson
-----------------------------------               ------------------------------
Title  Chief Financial Officer                    Title  Chief Financial Officer
-----------------------------------               ------------------------------



PROXIM INTERNATIONAL HOLDINGS, INC.
(FORMERLY WESTERN MULTIPLEX INTERNATIONAL
HOLDINGS, INC.)

By  /s/   David L. Thompson
-----------------------------------
Name   David L. Thompson
-----------------------------------
Title  Chief Financial Officer
-----------------------------------

               EXHIBIT 1 TO AMENDMENT TO LOAN DOCUMENTS AND WAIVER

                             ADDITIONAL DEFINITIONS

         "CONTINGENT OBLIGATION" is, for and Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; by "Contingent
Obligation: does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "PERMITTED INDEBTEDNESS" is:

         (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

         (b) Indebtedness existing on the Closing Date and shown of the Disclosure Letter;

         (c) Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

         (e) Indebtedness secured by Permitted Liens.

         (f) (i) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of and Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and (ii) Indebtedness of and Subsidiary to Borrower or to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby) (the Indebtedness and other Obligations described in this clause (ii) are collectively referred to herein as the "Downstream Indebtedness"): provided that in each of (i) and (ii) above any such Subsidiary is and remains a Borrower or a secured guarantor hereunder (based on security agreement and guaranty documentation acceptable to Bank) (referred to herein as a "Loan Party"); provided, further, with respect to any Subsidiaries that are not Loan Parties, the aggregate amount of all Downstream Indebtedness for such entities shall not exceed $3,000,000 in any fiscal quarter with the specific understanding that no additional or new such Indebtedness shall be permitted to be made or incurred upon the occurrence and during the continuance of an Event of Default, whether in existence prior thereto or otherwise arising upon the making or incurring thereof;

         (g) [intentionally omitted];

         (h) Indebtedness consisting of letters of credit issued for the benefit of any landlord or other Person to secure rental payments on any real estate lease;

         (i) other unsecured Indebtedness of Borrower or any Subsidiary incurred in the ordinary course of business in and aggregate not to exceed $500,000 at any time;

         (j) Unsecured Indebtedness of any Person existing at the time such Person is merged with or into Borrower or becomes as Subsidiary as permitted hereby, provided that such Indebtedness does not exceed, in the aggregate, $500,000 for all Persons merged into Borrower or becoming a Subsidiary in any fiscal year, and provided such Indebtedness is not incurred in connection with, or in contemplation of, such Person merging with and into the Borrower or becoming a Subsidiary of the Borrower; and

         (k) Indebtedness with respect to surety, appeaa, indemnity, performance or other similar bonds incurred in the ordinary course of business, consistent with best practices;

         "PERMITTED LIENS" are

         (a) Liens existing on the Closing Date and shown on the Disclosure Letter or arising under this Agreement or other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

         (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment (and any of the following relating to such Equipment: accessions, parts, replacements, fixtures, improvements, and attachments, and proceeds of the foregoing), or (ii) existing on equipment when acquired, if the Lien is confined to the Equipment (and any of the following relating to such Equipment: accessions, parts, replacements, fixtures, improvements, and attachments, and proceeds of the foregoing);

         (d) Nonexclusive licenses and non-exclusive sublicenses granted by Borrower in the ordinary course of its business;

         (e) Leases or subleases granted in the ordinary course of Borrower's business, including connection with Borrower's leased premises or leased property;

         (f) carriers', warehousemen's, mechanics', materialmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by the appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person;

         (g) Liens to secure payment of workers' compensation, employment insurance, old age pensions, social security or other like obligations incurred in the ordinary course of business;

         (h) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature, in each case, incurred in the ordinary course of business and not representing an obligation for borrowed money, provided the total amount of all such outstanding deposits under the clause (h) does not exceed $250,000 at any time outstanding;

         (i) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

         (j) Liens arising by virtue of any contractual, statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

         (k) [intentionally omitted];

         (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (m) Liens on insurance proceeds securing the payment of financed insurance premiums;

         (n) [intentionally omitted]; and

         (o) Liens incurred in the extension, renewal or refinancing or the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

         "PERMITTED TRANSFERS" are (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) Transfers of worn out or obsolete Equipment;
(iv) Transfers of cash in the ordinary course of business.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

                          AMENDED OVERADVANCE LC RIDER

            This Amended Overadvance LC Rider is dated as of October 31, 2003, and is attached to and forms a part of the Accounts Receivable Financing Agreement dated as of June 13, 2003 (the "Accounts Agreement") between Proxim Corporation ("Borrower") and Silicon Valley Bank ("Bank"), and amends in its entirety the prior Overadvance LC Rider to the Accounts Agreement effective on the date hereof.

      1.    Overadvances LCs.

            (a) Bank may, in its good faith business judgment, provide Borrower with Letters of Credit in excess of the formulas set forth in the Accounts Agreement (the "Overadvance LCs"), as set forth in this Rider. (If a Letter of Credit is 100% secured by cash or is 100% reserved for from Advances which would otherwise be available to the Borrower under the Accounts Agreement (after all other reserves), such Letter of Credit will not be deemed an Overadvance LC. If only part of the face amount of a Letter of Credit is secured by cash or is so reserved, then such Letter of Credit shall only be deemed an Overadvance LC to the extent such Letter of Credit is not cash secured and not covered by such reserves.)

            (b) The unpaid balance of all Overadvance LCs from time to time outstanding shall not at any time exceed $4,000,000, and in the event it does, at any time, Borrower will provide Bank with cash collateral in an amount equal to 100% of the excess immediately, without notice or demand.

            (c) In no event shall the total Obligations (including without limitation the Overadvance LCs) exceed $20,000,000.

      2.    Overadvance Maturity Date.

            (a) Overadvance LCs may be outstanding only during the period from the date hereof to the earlier of the following (the "Overadvance Maturity Date"): October 31, 2003 or the date the Accounts Agreement terminates by its terms or is terminated by any party in accordance with its terms.

            (b) On and after the Overadvance Maturity Date, the Overadvance facility established by this Rider will expire, and no further Overadvance LCs will be issued. On or before the Overadvance Maturity Date, Borrower shall provide Bank with cash collateral in an amount equal to 100% of the face amount of all outstanding Overadvance LCs (including without limitation drawn, but unreimbursed Overadvance LCs). All cash collateral provided pursuant to this Rider shall be held as "Collateral" for all purposes of the Accounts Agreement. In the event, on the Overadvance Maturity Date, Borrower fails to provide Bank with cash collateral in an amount equal to 100% of the face amount of all outstanding Overadvance LCs, such failure shall constitute an Event of Default under the Accounts Agreement.

      3. Fees. Borrower shall pay all standard charges with respect tom Overadvance LCs as are charged by Bank's international Department. In addition, Borrower shall pay Bank a fee in the amount of 1.5% per Week of the average amount of Overadvance LCs outstanding during each Week, which shall be payable on the last day of each Week. As used herein, "Week" means the seven day period beginning on the date of this Rider and each succeeding seven-day period. Said fee shall be in addition to all interest and all other fees and charges, and may be charged by Bank to any of Borrower's deposit accounts with Bank or to Borrower's loan account.

      4. Collateral. The Obligation to reimburse Bank for all Overadvance LCs, and all of Borrower's other obligations under this Rider shall for all purposes be deemed "Obligations" under the Accounts Agreement and shall be secured by all of the Collateral. All Overadvance LCs shall, for all purposes, be deemed to be "Letters of Credit" under the Accounts Agreement, and all Overadvance LCs shall be entitled to all of the benefits of, and (except as herein expressly set forth) shall be subject to all of the terms and provisions of, all of the Loan Documents.

BORROWER:                                          BANK:

PROXIM CORPORATION                                 SILICON VALLEY BANK

By:  /s/ David L. Thompson                         By:  /s/ Maria Fischer Leaf
     ---------------------                              ----------------------
President or vice President                             Senior Vice President

By:  /s/  Richard J. Tallman
     -----------------------
Secretary or Ass't Secretary